UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2023

GROM SOCIAL ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Florida	001-40409	46-5542401
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2060 NW Boca Raton Blvd., Suite #6

Boca Raton, Florida 33431

(Address of principal executive offices)

Registrant’s telephone number, including area code: (561) 287-5776

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.001	GROM	The Nasdaq Capital Market
Warrants to purchase shares of Common Stock, par value $0.001 per share	GROMW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On December 21, 2023, Grom Social Enterprises, Inc., a Florida corporation (the “Company”), issued a press release announcing the first closing (the “First Closing”) of its previously announced private placement offering (the “Offering”) relating to the Securities Purchase Agreement, dated November 9, 2023 and amended on November 20, 2023 (the “SPA”), entered into with Generating Alpha Ltd., a Saint Kitts and Nevis Corporation (the “Investor”).

In the First Closing, the Company sold one convertible promissory note of the Company (the “Note”), with an initial principal amount of $4,000,000, for a price of $3,640,000. In connection with the purchase and sale of the Note, the Company also issued to the Investor warrants (the “Warrants”) to acquire a total of 1,514,072 shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”), consisting of (1) 757,036 warrants to purchase 757,036 shares of Common Stock with an exercise price of $1.78 per share of Common Stock and (ii) 757,036 warrants to purchase 757,036 shares of Common Stock with an exercise price of $0.001 per share of Common Stock.

The First Closing of the Offering took place on December 21, 2023. The Company received approximately $3.6 million in gross proceeds from the First Closing, prior to deducting the underwriting discount and commission and other estimated offering expenses payable by the Company. The Company intends to use the net proceeds from this offering for working capital and general corporate purposes.

A copy of the press release is attached as Exhibit 99.1 hereto.

Cautionary Statements

This filing includes “forward-looking statements.” All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Actual results could vary significantly from those expressed or implied in such statements and are subject to a number of risks and uncertainties. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect the Company’s operations, financial performance, and other factors as discussed in the Company’s filings with the SEC. Among the factors that could cause results to differ materially are those risks discussed in the periodic reports the Company files with the SEC. You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading “Risk Factors.” The Company does not undertake any duty to update any forward-looking statement except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated December 21, 2023, announcing the First Closing of the Offering.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GROM SOCIAL ENTERPRISES, INC.

Date: December 27, 2023	By:	/s/ Darren Marks
Darren Marks Chief Executive Officer

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